UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013 (August 5, 2013)

Cardtronics, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832-308-4000)

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Share Sale and Purchase Agreement

On August 7, 2013, Cardtronics Europe Limited (“Cardtronics Europe”), a newly formed subsidiary of Cardtronics, Inc. (the “Company”), entered into and completed a Share Sale and Purchase Agreement (the “Purchase Agreement”) with Payzone Ventures Limited (the “Seller”) and Jonathan Simpson-Dent, Rikki Dinsmore, Mark Edwards, Andreas Rabbe, Alastair Mayne and Tim Halford (collectively, the “Warrantors”) to purchase all of the outstanding shares issued by Cardpoint Limited (“Cardpoint” or “Cashzone,” which is the primary trading name of the business in the U.K.) from the Seller (the “Cardpoint Acquisition”).

Pursuant to the Purchase Agreement, Cardtronics Europe acquired all of the outstanding shares issued by Cardpoint for purchase consideration of £99,999,999 (the “Purchase Price”) in cash, or approximately $153 million U.S. dollars, which includes the aggregate amount required to be paid (including principal and interest) in order to fully discharge all of Cardpoint’s outstanding indebtedness to the Seller. The Cardpoint Acquisition was financed through borrowings under the Company’s amended revolving credit facility.  Additionally, as part of the Purchase Agreement, Cardtronics Europe entered into a locked box agreement, under which additional cash at closing was paid in the amount of £5,885,680 or approximately $9 million U.S. dollars to the Seller as additional compensation for earnings since February 28, 2013.  In exchange for this additional cash, there is no further working capital adjustment and all earnings and net assets generated by Cashzone since February 28, 2013 belong to the Company.  The Company believes that the additional earnings generated by Cashzone since February 28, 2013 approximate this additional amount of funds paid to the Seller at closing.

The Purchase Agreement contains customary representations and warranties, covenants and indemnification obligations of the parties.  In addition, the Warrantors have also entered into a separate warranty deed for the purpose of providing the Seller’s management warranties.  Further, in conjunction with the Cardpoint Acquisition, an insurance contract was entered into pursuant to which Cardtronics Europe is named beneficiary to stand behind the representations and warranties included in the Purchase Agreement and warranty deed.

As additional terms and conditions, the Seller and the Warrantors have agreed that they will refrain from competing, directly or indirectly, with the Company’s ATM business in the United Kingdom (“U.K.”) and Germany.  The Seller and the Warrantors are restricted from competing for a period of two years and one year, respectively, after the closing date, on and subject to the terms specified in the Purchase Agreement.

As a result of the Cardpoint acquisition, the Company significantly increases the size of its European operations.  As of the date of this filing, Cardpoint operated approximately 7,100 ATMs in the U.K. and approximately 800 ATMs in Germany, substantially all of which are owned by Cardpoint.  Approximately one fourth of the ATMs deployed in the U.K. are placed with well-known multi-location retailers, whereas the remainder of the ATMs in the U.K., and most of the ATMs in Germany, are primarily placed with individual merchants at their retail locations.  Through this acquisition, the Company more than doubles its ATM count in the U.K. market.  The Company plans to combine the operations of Cashzone with its existing U.K. operations over the next six to twelve months and believes that it will be able to realize both revenue and cost synergies through the combined scale of its U.K. operations and the additional management and marketing expertise across the combined organization.  Additionally, the acquisition allows the Company to enter the German market, where the Company plans to continue to expand the acquired operation.

Credit Agreement

On July 15, 2010, the Company, the subsidiary guarantors party thereto (the “Guarantors”), the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), entered into a credit agreement (the “Credit Agreement”) whereby the Lenders agreed to make available to the Company a revolving credit facility.

On August 5, 2013, in preparation for the closing of the Cardpoint Acquisition, the Company entered into the Third Amendment to the Credit Agreement (the “Third Amendment”) among the Company, the Guarantors, the Lenders and the Administrative Agent. The Third Amendment (i) expanded the borrowing capacity under the Company’s existing revolving credit facility governed by the Credit Agreement from $250.0 million to $375.0 million and (ii) amended certain negative covenants to allow for certain indebtedness, investments, acquisitions, intercompany loans and dispositions of assets made in connection with the Cardpoint Acquisition. There were no other material modifications made to the Credit Agreement.

The foregoing descriptions of the Purchase Agreement and Third Amendment, and the transactions contemplated thereunder, do not purport to be complete and are subject to, and qualified in their entirety by, reference to the copies of the Purchase Agreement and the Third Amendment, each of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2013.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On August 7, 2013, the Company issued a press release announcing the signing and completion of the Cardpoint Acquisition.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The Company also placed a summary presentation of the transaction, additional information about the Cashzone business and its combined European business, and updated 2013 and preliminary 2014 financial guidance on its website on Wednesday, August 7, 2013.  A copy of the presentation is attached as Exhibit 99.2 hereto and is incorporated herein by reference. Each of the press release and summary presentation is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”).

The Company will host a conference call on Wednesday, August 7, 2013, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss this Cardpoint Acquisition. To access the call, please call the conference call operator at (877) 303-9205 or (760) 536-5226 and request to be connected to the “Cardtronics’ Acquisition of Cardpoint Limited Call.” A live audio webcast of the conference call will be available online through the investor relations section of the Company’s website at http://www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, August 21, 2013, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 27329638 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through September 6, 2013.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this Current Report on Form 8-K include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it currently anticipates.  The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and its present expectations or projections.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (1) the Company’s financial outlook and the financial outlook of the ATM industry; (2) the Company’s ability to respond to recent and future network and regulatory changes, including potential requirements surrounding Europay, MasterCard and Visa (“EMV”) security standards; (3) the Company’s ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks; (4) the Company’s ability to renew and strengthen its existing customer relationships and add new customers; (5) the Company’s ability to pursue and successfully integrate acquisitions, including the Cardpoint Acquisition; (6) the Company’s ability to provide new ATM solutions to retailers and financial institutions; (7) the Company’s ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future; (8) the Company’s ability to successfully manage its existing international operations and to continue to expand internationally; (9) the Company’s ability to prevent security breaches; (10) the Company’s ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations; (11) the Company’s ability to manage concentration risks with key customers, vendors, and service providers; (12) changes in interest rates and foreign currency rates; (13) the Company’s ability to successfully implement its corporate strategy; (14) the Company’s ability to compete successfully with new and existing competitors; (15) the Company’s ability to meet the service levels required by its service level agreements with its customers; (16) the additional risks the Company is exposed to in its U.K. armored transport business; and (17) the Company’s ability to retain its key employees. Other factors that could cause the Company’s actual results to differ from its projected results are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, its reports and registration statements filed from time to time with the Securities and Exchange Commission and other announcements it makes from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements relating to the Cardpoint Acquisition required by Regulation S-X have not been included herein but will be filed by an amendment to this Current Report not later than 71 days after the date that this Current Report is required to be filed.

(b) Pro forma financial information relating to the Cardpoint Acquisition required by Regulation S-X has not been included herein but will be filed by an amendment to this Current Report not later than 71 days after the date that this Current Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description
99.1 99.2	Press Release dated August 7, 2013. Investor Presentation dated August 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

Date: August 7, 2013	By:	/s/ J. CHRIS BREWSTER
	Name:	J. Chris Brewster
	Title:	Chief Financial Officer